UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2018

ROKU, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38211	26-2087865
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Winchester Circle Los Gatos, California		95032
(Address of Principal Executive Offices)		(Zip Code)

(408) 556-9040

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item. 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2018, the Compensation Committee of the Board of Directors of Roku, Inc. (the “Company”) approved the terms of an Executive Supplemental Stock Option Program (the “Program”) whereby our named executive officers may, prior to the commencement of the year, elect to reduce their annual base salary for the next year in exchange for a series of monthly grants of fully-vested stock options under our 2017 Equity Incentive Plan (the “Plan”). Each officer’s election to participate in the Program will be made annually under an Executive Supplemental Stock Option Program Enrollment Form and must be completed during the last open trading window before the commencement of the applicable year. The Program will commence in January 2019. Each officer participating in the Program may withdraw from the Program only during an open trading window within the applicable year and may not change their election amount during the applicable year. If an officer withdraws from the Program, they will not be able to re-enroll in the Program for the applicable year. The number of options to be granted will be determined by the following formula: the monthly dollar amount by which the officer has elected to reduce their annual base salary divided by the quotient of the closing price of our Class A common stock as reported by The Nasdaq Global Select Market on the date of grant (the “Fair Market Value”) and 2.5. For example, if an officer elects to reduce their annual base salary by $20,000 per month to participate in the Program and the Fair Market Value is $50.00, then the officer will be granted an option to purchase 1,000 shares of our Class A common stock under the Program ($20,000 / ($50.00/2.5)).

Each monthly grant will be made on the first trading day of the month (contingent upon the officer’s continued service as of that date), will be fully vested on the grant date and will have an exercise price equal to the Fair Market Value. The options will be subject to the terms and conditions of the Plan and will be administered on a non-discretionary basis without further action by our Compensation Committee. These stock options will be exercisable for up to ten years following the date of grant regardless of the employment status of the officer. The foregoing description does not purport to be complete and is qualified in its entirety by the terms of the attached exhibit.

Based on the elections made by our named executive officers, the Compensation Committee established the annual salaries and monthly stock option allocations for 2019 under the terms of the Program for our named executive officers as follows:

Name	Annual Salary	Annual Stock Option Allocation Amount	Monthly Stock Option Allocation Amount
Anthony Wood President and Chief Executive Officer	$700,000	$500,000	$41,667

The Supplemental Stock Option Program Enrollment Form for 2019 and the form stock option grant notice and agreement to be used in connection with the Program are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description does not purport to be complete and is qualified in its entirety by the terms of the attached exhibits.

Item 8.01.	Other Events.

On December 4, 2018, the Company announced that Chas Smith, its Senior Vice President and General Manager of Roku TVs and players plans to retire and will leave the Company at the end of Q1 2019. A copy of the Company’s press release announcing Mr. Smith’s expected retirement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit No.	Description

10.1	Executive Supplemental Stock Option Program Enrollment Form

10.2	Forms of Option Grant Notice and Executive Supplemental Stock Option Agreement and Option Grant Notice under 2017 Equity Incentive Plan

99.1	Press Release issued by the Company on December 4, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roku, Inc.

Dated: December 7, 2018	By:	/s/ Steve Louden
Steve Louden
Chief Financial Officer